UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2011

Dell Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-17017 (Commission File Number)	74-2487834 (IRS Employer Identification No.)

One Dell Way, Round Rock, Texas 78682

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

In December 2011, Brian T. Gladden, the Senior Vice President and Chief Financial Officer of Dell Inc. (“Dell”), adopted a prearranged trading plan (the “Sales Plan”) to sell shares of Dell’s common stock. The Sales Plan is designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and Dell’s policies regarding stock transactions. Rule 10b5-1(c) permits directors, officers and other stockholders who are not in possession of material non-public information to adopt a prearranged plan or contract for the purchase or sale of the registrant’s securities under specified conditions and at specified times.

The Sales Plan provides for his sale of up to approximately 275,000 shares of Dell common stock during specified periods occurring between March 2012 and December 2012. The Sales Plan will not reduce the ownership of Dell shares by Mr. Gladden below Dell’s applicable stock ownership guidelines for executive officers. Any sales made pursuant to the Sales Plan will be made based on share amounts and other conditions specified in the Sales Plan.

All stock sales under the Sales Plan will be disclosed publicly in accordance with applicable securities laws, rules and regulations through appropriate filings with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date: December 21, 2011	By:	/s/ Janet B. Wright
Janet B. Wright,
Vice President and Assistant Secretary (Duly Authorized Officer)